Exhibit 99

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the Reform Act), Ball is hereby filing cautionary statements identifying important factors that could cause Ball’s actual results to differ materially from those described in forward-looking statements made by or on behalf of Ball. Forward-looking statements may be made in several different contexts; for example, in the company’s Form 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (“SEC”), quarterly and annual earnings news releases, quarterly earnings conference calls hosted by the company, public presentations at investor and credit conferences, the company’s Annual Report and in other periodic communications with investors. As time passes, the relevance and accuracy of forward-looking statements may change; however, except as required by law, the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures and cautionary statements Ball makes on related subjects in our Form10-K, 10‑Q and 8‑K reports and other filings with the SEC. The Reform Act defines forward-looking statements as statements that express or imply an expectation or belief and contain a projection, plan or assumption with regard to, among other things, future revenues, income, earnings per share, cash flow or capital structure. Words such as “expects,” “anticipates,” “estimates,” “believes,” “targets,” “likely,” “foresees” and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical facts.  These forward-looking statements are not guarantees of future performance, and you should therefore not place undue reliance upon such statements.  Rather, these statements  involve estimates, assumptions uncertainties and known and unknown risks, many of which are outside our control, and such statements are therefore qualified in their entirety by reference to the following important factors, among others (including those described in any “Risk Factors” section of our most current Form 10-K, 10-Q or other filings with the SEC),  that could cause Ball’s actual results or performance to differ materially from those expressed or implied in forward-looking statements made by or on behalf of Ball:

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Fluctuation in customer and consumer growth, spending, demand or preferences, both on a seasonal basis and those that may be longer-term or structural in nature, including any effect on demand for our products as a result of the enactment of laws and programs aimed at discouraging the consumption or altering the package or portion size of certain of our customers’ products.

•	Customer, competitor or supplier consolidation and potential correspondent supply chain influence.

•	Loss of one or more major customers or suppliers or changes to contracts with one or more customers or suppliers.

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Failure to achieve anticipated productivity improvements or cost reductions including those associated with capital expenditures; failure to achieve an appropriate or optimal  level of maintenance and capital expenditures; and failure to achieve expectations with respect to expansion plans, accretion to reported earnings, working capital improvements and investment income or cash flow projections.

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Changes in climate and weather; acts of war, terrorism or other significant or catastrophic geopolitical events or natural disasters, or the catastrophic loss of one of our key manufacturing or operating facilities.

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Financial risks, including changes in interest rates affecting our debt or our ability to comply with the terms of our debt instruments; changes in the hedging markets or our inability or failure to economically hedge or insure against certain risks or potential exposures; changes in foreign exchange rates of the currencies in the countries in which the company and its joint ventures carry on business; counterparty risk; liquidity risk; inflation or deflation; and changes in capital availability and our access to financing, including the risk of constraints on financing in the event of a credit rating downgrade.

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Competition in each line of business, including with respect to pricing and the possible decrease in, or loss of, sales or margins resulting therefrom; product development and introductions by our competitors; and technology changes, including the effect on us of technological or product advances made by our competitors.

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The ability or inability to achieve and protect technological and product extensions or new technological and product advances in the company’s businesses, including our ability to maintain develop and capitalize on competitive technologies for the design and manufacture of products and to withstand competitive and legal challenges to the proprietary nature of such technology (or protect any unpatented proprietary know-how and trade secrets).

•	Ball’s ability or inability to have available sufficient production capacity, or have such capacity available in the right locations, in a timely manner.

•	Overcapacity of Ball or in the metal container industry generally, and its potential impact on costs, pricing and financial results.

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Regulatory action or issues, or changes in federal, state, local or foreign laws, including those related to tax, environmental, health and workplace safety, including in respect of climate change, or chemicals or substances used in raw materials or in the manufacturing process, particularly concerning Bisphenol-A, or BPA, a chemical used in the manufacture of epoxy coatings applied to many types of containers (including certain of those products produced by the company), as well as laws relating to recycling, mandatory deposit or restrictive packaging legislation, or to the effects on health of ingredients or substances in, or attributes of, certain  of our customers’ products.

•	The effect of any antitrust, intellectual property, consumer, employee or other litigation, investigations or governmental proceedings.

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The availability and cost of raw materials, commodities, supplies, energy and natural resources needed for the production of metal containers as well as aerospace products, and our ability or inability to pass on to customers changes in raw material costs, particularly steel and aluminum.

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Changes in senior management; strikes and other labor issues; increases and trends in various employee benefits and labor costs, including pension, medical and health care costs incurred in the countries in which Ball has operations; rates of return projected and earned on assets and discount rates used to measure future obligations and expenses of the company’s defined benefit retirement plans; and changes in the company’s pension plans.

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International business and market risks and economic conditions; political and economic instability in various markets, including periodic sell-offs on global or regional debt or equity markets; restrictive trade practices of national governments; the imposition of duties, taxes or other government charges by national governments including due to the effects of the 2017 U.S. Tax Cuts and Jobs Act; exchange controls, tariffs, trade sanctions and other governmental actions in any country affecting goods produced by us or in our supply chain, such as pursuant to section 232 of the U.S. Trade Expansion Act of 1962; and ongoing uncertainties and other effects surrounding geopolitical events and governmental policies and actions, both in the U.S. and in other countries, including with respect to the U.S. government elections, budget, sequestration and debt limit, the potential exit of the United Kingdom from the European Union.

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Undertaking successful or unsuccessful acquisitions, divestitures, joint ventures or strategic realignments (including the 2016 acquisition of Rexam PLC and disposition transaction with Ardagh Group S.A.), including with respect to our ability to successfully integrate acquired businesses and achieve anticipated synergies and our ability to successfully expand international and emerging markets; and the effect of acquisitions, divestitures, joint ventures or strategic realignments on our business relationships, operating results and business generally.

•	The company’s ability to protect its information technology systems from attacks or catastrophic failure, and the strength of the company’s cybersecurity.

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Delays, extensions and technical uncertainties, as well as schedules of performance associated with contracts for aerospace products and services, and the success or lack of success of satellite launches and the businesses and governments associated with aerospace products, services and launches.

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The authorization, funding and availability and returns of government contracts and the nature and continuation of those contracts and related services provided thereunder, as well as the delay, cancellation or termination of contracts for the United States government, other customers or other government contractors.

•	The timing and extent of regulation or deregulation, or changes to regulations and standards, including changes in generally accepted accounting principles or their interpretation.

•	Changes to unaudited results due to statutory audits of our financial statements or management’s evaluation of the company’s internal controls over financial reporting.

•	Loss contingencies related to income and other tax matters, including those arising from audits performed by national and local tax authorities.

•	Changes to unaudited results due to statutory audits of our financial statements or management’s evaluation of the company’s internal controls over financial reporting.